Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-179794, 333-191773, 333-194620, 333-203494, 333-217436, 333-231799, 333-231802, 333-232957, 333-236228, 333-238037, 333-252616, 333-255822, and 333-260656) of F5, Inc. of our report dated November 16, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
November 16, 2021